EXHIBIT 3.3

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“AFFINITY GROUP HOLDING, INC.”, A DELAWARE CORPORATION,

WITH AND INTO “AFFINITY GROUP, INC.” UNDER THE NAME OF “AFFINITY GROUP, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF APRIL, A.D. 2004, AT 1:36 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
2106241 8100M	[SEAL]	Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 3076225

040305042		DATE: 04-27-04

1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AFFINITY GROUP HOLDING, INC.

INTO

AFFINITY GROUP, INC.

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Affinity Group Holding, Inc., a corporation organized and existing under the laws of Delaware, does hereby certify:

FIRST:  That Affinity Group Holding, Inc. was incorporated on November 27, 1996 pursuant to the General Corporation Law of the State of Delaware.

SECOND:  That Affinity Group, Inc. was incorporated on November 3, 1986 under the name of American Bakeries Company – TL Enterprises, Inc. pursuant to the General Corporation Law of the State of Delaware.

SECOND:  That all of the outstanding shares of the stock of Affinity Group, Inc. are owned by Affinity Group Holding, Inc.

THIRD:  That on April 2, 2004, the Board of Directors of Affinity Group Holding, Inc. duly adopted the following resolutions:

WHEREAS, Affinity Group Holding, Inc. owns all of the issued and outstanding shares of common stock of Affinity Group, Inc.; and

WHEREAS, Affinity Group Holding, Inc. desires to effect its merger with and into Affinity Group, Inc. pursuant to Section 253 of the General Corporation Law of the State of Delaware;

THEREFORE, BE IT RESOLVED, that Affinity Group Holding, Inc. merge itself with and into Affinity Group, Inc. and that Affinity Group, Inc. be the surviving corporation and, as such, Affinity Group, Inc. shall assume all of the liabilities and obligations of Affinity Group Holding, Inc.;

RESOLVED FURTHER, that, upon completion of the merger, the sole stockholder of Affinity Group Holding, Inc. shall receive an equivalent number of shares of Affinity Group, Inc. and all of the shares of Affinity Group Holding, Inc. shall be deemed canceled and extinguished;

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:40 PM 04/27/2004
FILED 01:36 PM 04/27/2004
SRV 040305042 - 2106241 FILE

RESOLVED FURTHER, that the merger shall be effective upon the date of filing of a Certificate of Ownership and Merger with the Secretary of State of Delaware;

RESOLVED FURTHER, that the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary of Affinity Group Holding, Inc., or any of them acting singly (the “Authorized Officers”), are authorized and directed to prepare, execute and file and/or record on behalf of Affinity Group Holding, Inc. the documents prescribed by the laws of the State of Delaware, including, but not limited to a Certificate of Ownership and Merger, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction;

RESOLVED FURTHER, that all of the acts of officers of Affinity Group Holding, Inc. that are consistent with the purpose and intent of these resolutions are hereby in all respects authorized, approved and ratified;

RESOLVED FURTHER, that these resolutions to merge be submitted to the sole stockholder of Affinity Group Holding, Inc. and, in the event that the sole stockholder consents to this resolution, the merger shall be deemed approved.

FOURTH:  That the merger has been approved by written consent of the sole stockholder of Affinity Group Holding, Inc.

FIFTH:  That Section 4 of the Certificate of Incorporation of Affinity Group, Inc., as the surviving corporation, be amended at the effective time of the merger to read as follows:

4.             The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000) of the par value of $0.01, all of which are to be of one class designated “Common Stock.”

SIXTH:  That Affinity Group, Inc., as survivor of the merger, may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Affinity Group Holding, Inc. as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding.  The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 2575 Vista Del Mar Drive, Ventura, California 93001 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose.  Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to Affinity Group, Inc. at the above address.

IN WITNESS WHEREOF, Affinity Group Holding, Inc. has caused this certificate to be signed by Robert T. York, an authorized officer, this 27th day of April, 2004.

AFFINITY GROUP HOLDING, INC.

By:	/s/ Robert T. York
Robert T. York
Its: Assistant Treasurer